UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the
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Columbia Funds Variable Insurance Trust I

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VARIABLE PORTFOLIO - LOOMIS SAYLES GROWTH FUND II

A SERIES OF COLUMBIA FUNDS VARIABLE INSURANCE TRUST I

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

February 10, 2016

As a shareholder of the Variable Portfolio - Loomis Sayles Growth Fund II (the “Fund”), a series of Columbia Funds Variable Insurance Trust I (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the hiring of a new subadviser to the Fund and the renaming of the Fund. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the approval of a new subadviser and the renaming of the Fund and related changes. At a meeting of the Trust’s Board of Trustees (the “Board”) on November 16-18, 2015, the Board approved (i) a change to the Fund’s name from Columbia Variable Portfolio - Marsico Growth Fund to Variable Portfolio - Loomis Sayles Growth Fund II; (ii) the termination of the subadvisory agreement between Columbia Management Investment Advisers, LLC (“Columbia Threadneedle”) and Marsico Capital Management, LLC; (iii) a subadvisory agreement between Columbia Threadneedle and Loomis, Sayles & Company, L.P. (“Loomis Sayles”); and (iv) a modification to the principal investment strategy and principal risks to reflect Loomis Sayles’ investment process. At a subsequent meeting held in December 2015, the Board approved a proposal to merge the Fund into a similarly managed variable portfolio managed by Columbia Threadneedle and subadvised by Loomis Sayles, which is subject to approval by Fund shareholders. It is currently anticipated that proxy materials regarding this merger will be distributed to Fund shareholders in February 2016.

Columbia Threadneedle has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that permits Columbia Threadneedle, subject to certain conditions, to enter into a new subadvisory agreement with an unaffiliated subadviser (or subadvisers) or to change the terms of an existing subadvisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Fund’s Board. Although approval by the Fund’s shareholders for the subadviser change is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the full Information Statement on the Fund’s website at https://www.columbiathreadneedleus.com/forms-literature/mutual-fund-literature/fund-information-statements. The Information Statement will be available on the website until at least May 10, 2016. To view and print the Information Statement, click on the link of the appropriate information statement in order to open the document. You may request a paper copy or PDF via email of the Information Statement, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling (toll-free) 800-345-6611 by February 10, 2017. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual report and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800-345-6611.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

S-6546-53 A (2/16)

VARIABLE PORTFOLIO - LOOMIS SAYLES GROWTH FUND II

A SERIES OF COLUMBIA FUNDS VARIABLE INSURANCE TRUST I

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of this Information Statement is being mailed on or about February 10, 2016. This Information Statement is being made available to shareholders of Variable Portfolio - Loomis Sayles Growth Fund II (formerly, Columbia Variable Portfolio - Marsico Growth Fund) (the “Fund”), a series of Columbia Funds Variable Insurance Trust I (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (“Columbia Threadneedle” or the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits Columbia Threadneedle, subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) which Columbia Threadneedle believes is (are) best suited to achieve the Fund’s investment objective.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

Columbia Threadneedle, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to an Investment Management Services Agreement (the “IMS Agreement”) dated May 1, 2010 and most recently renewed on June 17, 2015 (the “June Meeting”). Also at the June 2015 meeting, in addition to the approval of the renewal of the Fund’s IMS Agreement, the Board approved the combination of the Fund’s IMS Agreement with the Fund’s administrative services agreement into the Fund’s management agreement, each with Columbia Threadneedle, to become effective for the Fund on May 1, 2016. As a result of this combination, effective May 1, 2016, the Fund’s management fees will reflect the combined then-current advisory fees and administrative service fees under the two agreements as of such date.

Under the IMS Agreement, Columbia Threadneedle monitors the performance of the subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results (the “Subadviser Factors”). As compensation for its services, Columbia Threadneedle receives a management fee from the Fund and, from this management fee, Columbia Threadneedle pays the subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with Columbia Threadneedle under which the subadviser manages all or a portion of a fund’s investment portfolio, as allocated to the subadviser by Columbia Threadneedle, and provide related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser’s procedures are consistent with a fund’s and Columbia Threadneedle’s policies.

LOOMIS, SAYLES & COMPANY, L.P. AND THE NEW SUBADVISORY AGREEMENT

At a meeting of the Board on November 16-18, 2015 (the “Board Meeting”), the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved the recommendations of Columbia Threadneedle to (i) change to the Fund’s name to Variable Portfolio - Loomis Sayles Growth Fund II; (ii) terminate the subadvisory agreement between Columbia Threadneedle and Marsico Capital Management, LLC (the “Former Subadviser”); (iii) approve a subadvisory agreement (the “Subadvisory Agreement”) between Columbia Threadneedle and Loomis, Sayles & Company, L.P. (“Loomis Sayles”); and (iv) modify the Fund’s principal investment strategy and principal risks to reflect Loomis Sayles’ investment process. The Subadvisory Agreement went into effect November 20, 2015. Prior to November 20, 2015, the Fund had been subadvised by the Former Subadviser.

IMS Fees Paid to Columbia Threadneedle and Subadvisory Fees Paid to Loomis Sayles

Under the IMS Agreement, the Fund pays Columbia Threadneedle a management fee as follows:

Variable Portfolio - Loomis Sayles Growth Fund II
Net Assets (millions)	Annual rate at each asset level
First $500	0.710%
Next $500	0.665%
Next $500	0.620%
Next $1.5	0.570%
Next $3.0	0.560%
Over $6.0	0.540%

The table above represents the fee rate paid by the Fund to Columbia Threadneedle. Additionally, effective November 20, 2015, Columbia Threadneedle has voluntarily agreed to waive a portion of the investment advisory services fee for the Fund so that the annual rates do not exceed 0.650% on the first $1.0 billion of assets, 0.600% on the next $1.0 billion of assets and 0.500% on all assets over $2.0 billion. This arrangement may be modified or terminated by Columbia Threadneedle at any time. Columbia Threadneedle, in turn, pays Loomis Sayles a fee out of its own assets, calculated at the following rates:

•	0.27% on all assets

Columbia Threadneedle paid the Former Subadviser a fee out of its own assets under the former Subadvisory Agreement with the Former Subadviser at the rate of:

•	0.35% on the aggregate assets of the Columbia Funds subadvised by the Former Subadviser up to $1.5 billion

•	0.30% on the aggregate assets of the Columbia Funds subadvised by the Former Subadviser between $1.5 billion and $3 billion

•	0.25% on the aggregate assets of the Columbia Funds subadvised by the Former Subadviser between $3 billion and $5 billion; and

•	0.23% on the aggregate assets of the Columbia Funds subadvised by the Former Subadviser in excess of $5 billion

	Fees paid by the Fund to Columbia Threadneedle for the period from January 1, 2015 to November 19, 2015*	Fees paid by Columbia Threadneedle to the Former Subadviser for the period from January 1, 2015 to November 19, 2015**	Fees that would have been paid by Columbia Threadneedle to Loomis Sayles had the Subadvisory Agreement with Loomis Sayles been in effect for the period from January 1, 2015 to November 19, 2015***	Differences between the fees paid to the Former Subadviser and the fees that would have been paid to Loomis Sayles for the period from January 1, 2015 to November 19, 2015***
Variable Portfolio - Loomis Sayles Growth Fund II (fiscal year ended 12/31)	$1,623,838.20	$693,001.50	$617,874	($75,127.50)

*	Columbia Threadneedle uses these fees to pay the subadviser.
**	Fees are estimated.
***	The amount is based upon average daily net assets for each month.

INFORMATION ABOUT LOOMIS SAYLES

Loomis Sayles was founded in 1926 as an investment management company in Boston. Loomis Sayles is indirectly owned by Banque Populaire and Caisse d’Epargne. Loomis Sayles’ parent company is Natixis Global Asset Management, located at 399 Boylston Street, Boston, MA 02116. Loomis, Sayles & Company, Inc., located at One Financial Center, Boston, MA 02111, is the general partner of Loomis. Loomis Sayles has over 30 years of subadvisory experience. As of November 30, 2015, Loomis Sayles had approximately $236.7 billion in assets under management. Loomis Sayles’ principal offices are located at One Financial Center, Boston, MA 02111.

The following table provides information on the principal executive officers and directors of Loomis Sayles.

Name	Title/Responsibilities	Address
Robert James Blanding	Chairman, Director	One Financial Center, Boston, MA 02111-2621

Kevin Patrick Charleston	President, Chief Executive Officer, Director	One Financial Center, Boston, MA 02111-2621

Daniel Joseph Fuss	Director, Vice Chairman	One Financial Center, Boston, MA 02111-2621

John Francis Gallagher, III	Director, Executive Vice President, and Director of Institutional Services	One Financial Center, Boston, MA 02111-2621

John Robert Gidman	Director, Executive Vice President, and Chief Information Officer	One Financial Center, Boston, MA 02111-2621

Donald Patrick Ryan	Vice President, Chief Compliance Officer, and Counsel	One Financial Center, Boston, MA 02111-2621

Jaehoon Park	Director, Executive Vice President, and Chief Investment Officer	One Financial Center, Boston, MA 02111-2621

Name	Title/Responsibilities	Address
Jean Susan Loewenberg	Chief Legal Officer, Director, Executive Vice President, and Secretary	One Financial Center, Boston, MA 02111-2621

Pierre Servant	Director	One Financial Center, Boston, MA 02111-2621

John Thomas Hailer	Director	One Financial Center, Boston, MA 02111-2621

John Frederick Russell	Director and Executive Vice President	One Financial Center, Boston, MA 02111-2621

Paul Joseph Sherba	Chief Financial Officer, Director, and Executive Vice President	One Financial Center, Boston, MA 02111-2621

David Louis Waldman	Director, Executive Vice President, and Deputy Chief Investment Officer	One Financial Center, Boston, MA 02111-2621

Other Funds with Similar Investment Objectives Managed by Loomis Sayles

Name	Assets as of November 30, 2015	Management Fee
Active Portfolios Multi-Manager Growth Fund	$866,958,935.39	0.27% on all assets

Variable Portfolio - Loomis Sayles Growth Fund	$2,263,100,788.68	0.27% on all assets

Fidelity Strategic Advisers Growth Fund	$661,036,450.64	0.31% on the first $250 million 0.29% on the next $250 million 0.27% thereafter

Fidelity Strategic Advisers Growth Multi Manager Fund	$3,511,500.74	0.31% on the first $250 million 0.29% on the next $250 million 0.27% thereafter

GuideStone Growth Equity Fund	$338,896,796.35	0.35% on all assets

Mass Mutual Select Blue Chip Growth Fund	$471,979,994.13	0.34% on the first $500 million 0.33% thereafter

Northwestern Mutual Series Fund, Inc. Focused Appreciation Fund	$798,288,128.12	0.365% on the first $500 million 0.350% thereafter

Prudential AST Advanced Strategies Portfolio	$676,242,061.34	0.25% on all assets

Prudential AST Loomis Sayles Large Cap Growth Portfolio	$2,532,856,046.75	0.25% on all assets

USAA Growth Fund	$1,293,985,349.30	0.20% on all assets

Wilshire Large Cap Growth Portfolio	$83,937,158.06	0.365% on the first $500 million 0.35% thereafter

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

At the November 16-18, 2015 Board meeting, the Board, including all of the Independent Trustees, unanimously approved the proposal to (i) change the Fund’s name to Variable Portfolio - Loomis Sayles Growth Fund II; (ii) terminate the subadvisory agreement between Columbia Threadneedle and the Former Subadviser; (iii) approve the proposed Subadvisory Agreement between Columbia Threadneedle and Loomis Sayles for the Fund; and (iv) modify the Fund’s principal investment strategy to reflect Loomis Sayles’ investment process. At a subsequent meeting held in December 2015, the Board approved a proposal to merge the Fund into a similarly managed variable portfolio managed by Columbia Threadneedle and subadvised by Loomis Sayles, which is subject to approval by Fund shareholders. It is currently anticipated that proxy materials regarding this merger will be distributed to Fund shareholders in February 2016. Independent legal counsel to the Independent Trustees reminded the Board of the legal standards for consideration by directors/trustees of advisory and subadvisory agreements. The Board also recalled its most recent consideration and approval of advisory and subadvisory agreements for annual renewal purposes at the June 2015 meeting (the “June Meeting”) and, in that connection, Independent legal counsel’s discussion of their responsibilities pursuant to Sections 15(c) and 36(b) of the 1940 Act, and the SEC-enumerated factors that should be considered in determining whether to approve a new subadvisory agreement, in this case, with Loomis Sayles. The Board held discussions with Columbia Threadneedle and reviewed and considered various written materials and oral presentations in connection with Loomis Sayles’ proposed services, including with respect to the nature, extent and quality of services, profitability and fees and expenses, investment strategy/style, performance and trading practices and the code of ethics and compliance program of Loomis Sayles. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement with Loomis Sayles.

Nature, Extent and Quality of Services to be provided by Loomis Sayles

The Board considered its analysis of the reports and presentations received by it, detailing the services proposed to be performed by Loomis Sayles as subadviser for the Fund, as well as its history, reputation, expertise, resources and capabilities, and the qualifications of its personnel.

The Board observed that Loomis Sayles’ compliance program had been reviewed by the Fund’s Chief Compliance Officer and was determined by Columbia Threadneedle’s Asset Management Compliance to be reasonably designed to prevent violations of the federal securities laws by the Fund. The Board also observed that information had been presented regarding the capabilities and financial condition of Loomis Sayles and its ability to carry out its responsibilities under the proposed Subadvisory Agreement. The Board noted, in particular, that Loomis Sayles’ investment approach was reviewed by the Board and was substantially identical to the investment approach used by Loomis Sayles to subadvise another Columbia Fund overseen by the Board. In this regard, the Board noted that the Board and the Investment Review Committee had reviewed the subadvisory services provided by Loomis Sayles to the other Columbia Fund. The Board also recalled the information provided by Columbia Threadneedle and the Committee reports regarding Loomis Sayles’ personnel, its risk controls, philosophy, and investment process.

The Board also discussed the acceptability of the terms of the proposed Subadvisory Agreement, including that the relatively broad scope of services required to be performed by Loomis Sayles was generally similar in scope to subadvisory agreements applicable to other subadvised funds.

The Board also considered, in this regard, the proposed termination of the Former Subadviser and Columbia Threadneedle’s explanation that the termination was due to an effort to improve the Fund’s performance. In that regard, the Board recalled the reports regarding the search process undertaken by Columbia Threadneedle to identify a prospective successor subadviser meeting Columbia Threadneedle’s criteria. The Board also considered Columbia Threadneedle’s proposal to merge the Fund into another Columbia Fund managed by the Investment Manager, and subadvised by Loomis Sayles, which is managed in a substantially similar manner as the Fund will be managed after Loomis Sayles assumed management of the Fund.

Investment Performance of Loomis Sayles

The Board noted that a review of investment performance is a key factor in evaluating the nature, extent and quality of services provided under investment management agreements. The Board reviewed Loomis Sayles’ portfolio characteristics. The Board considered Loomis Sayles’ investment performance, noting that Loomis Sayles delivered strong performance results over 1-year and since inception periods for another Columbia Fund managed using a strategy substantially similar to that proposed for the Fund.

Based on the foregoing, and based on other information received (both oral and written) and other considerations, the Board concluded that Loomis Sayles was in a position to provide a high quality level of service to the Fund.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of subadvisory fees under the proposed Subadvisory Agreement, noting that the proposed subadvisory fees payable to Loomis Sayles would be paid by Columbia Threadneedle and would not impact the fees paid by the Fund. The Board also reviewed data regarding fees charged by Loomis Sayles to other clients, observing that the proposed subadvisory fees are generally in line with (i) fees charged by Loomis Sayles to other subadvisory clients and (ii) subadvisory fees paid by Columbia Threadneedle to subadvisers of other similar funds. The Board also noted that the subadvisory fee proposed to be paid to Loomis Sayles for the Fund is identical to the subadvisory fee paid to another Columbia Fund subadvised by Loomis Sayles. The Board also considered that, if the subadvisory agreement is implemented, management has committed to waive management fee rates to achieve a reduction that aligns the fee schedule with that of the other Columbia Fund managed by Loomis Sayles. The Board also considered the expected change in total profitability of Columbia Threadneedle and its affiliates in connection with the hiring of Loomis Sayles and concluded that the profitability levels remained within reasonable ranges.

Economies of Scale

The Board also considered the economies of scale that may be realized by Columbia Threadneedle and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board considered that the proposed subadvisory fees are not paid by the Fund and that the Fund’s fee structure was not proposed to change (as there was no proposed change in level of service to be performed by Columbia Threadneedle). The Board thus observed that the IMS Agreement would be unaffected by the subadviser change and continues to provide for lower Fund fees as assets increase at pre-established breakpoints, all of which have not been surpassed. The Board concluded that, after taking into account the subadviser change, the Fund would continue to have opportunities to share economies of scale with shareholders.

Based on all of the foregoing, including all of the information received and presented, the Board, including all of the Independent Trustees, concluded that the proposed subadvisory fees to be paid and the Subadvisory Agreement were fair and reasonable in light of the extent and quality of services proposed to be provided. In reaching this conclusion, no single factor was determinative.

On November 18, 2015, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement.

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, Columbia Threadneedle and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

Columbia Threadneedle serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or calling 800.345.6611.

RECORD OF BENEFICIAL OWNERSHIP

For the Fund, as of December 31, 2015, Columbia Threadneedle, through its affiliated fund-of-funds, and its affiliate RiverSource Life Insurance Company (located at 222 Ameriprise Financial Center, Minneapolis, MN 55474), owned 71.06% of the outstanding Class 1 shares; G.E. Life & Annuity Assurance Company, 6610 W. Broad Street, Richmond, VA 23230-1702, owned 11.56% of the outstanding Class 1 shares; and Hartford Life Insurance Company, P.O. Box 2999, Hartford, CT held 8.17% of the outstanding Class 1 shares. Delaware Life Insurance Company, P.O. Box 9134, Wellesley Hills, MA 02481 owned 97.95% of the outstanding Class 2 shares.

As of December 31, 2015, no Board members or officers of the Fund owned shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 8081, Boston, MA 02266-8081, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

S-6546-54 A (2/16)